SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): April 22, 2009 (April 16, 2009)
Orbitz Worldwide, Inc.

(Exact Name of Registrant as Specified in its Charter)
Delaware

(State or Other Jurisdiction of Incorporation)

1-33599	20-5337455

(Commission File Number)	(I.R.S. Employer Identification No.)

500 W. Madison Street, Suite 1000, Chicago, Illinois	60661

(Address of Principal Executive Offices)	(Zip Code)
(312) 894-5000

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On April 16, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Orbitz Worldwide, Inc. (the “Company”) rescinded 2,015,682 shares from the non-qualified stock option granted on January 6, 2009 to Barney Harford, President and Chief Executive Officer, to comply with the individual annual stock option limitation provided under the Orbitz Worldwide, Inc. 2007 Equity and Incentive Plan (the “Equity Plan”). On April 16, 2009, the Compensation Committee also approved an award to Mr. Harford of 834,522 restricted stock units under the Equity Plan. The number of restricted stock units awarded to Mr. Harford is the same number of restricted stock units he would have been awarded had restricted stock units been awarded on January 6, 2009 with equivalent value to the grant date value of the rescinded stock options.
     The restricted stock units vest in equal installments over four years on the first, second, third and fourth anniversaries of the date of grant, subject to Mr. Harford’s continued employment with the Company and such other terms and conditions as are set forth in the restricted stock unit award agreement. The remaining non-qualified stock option to purchase 1,000,000 shares of the Company’s common stock continues to remain in effect subject to its original terms and conditions. The form of restricted stock unit award agreement is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
     (d) Exhibits.

Exhibit No.
10.1	Form of Restricted Stock Unit Award Agreement.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ORBITZ WORLDWIDE, INC.
April 22, 2009	By:	/s/ James P. Shaughnessy
		Name:	James P. Shaughnessy
		Title:	SVP, Chief Administrative Officer and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Restricted Stock Unit Award Agreement.

4